EXHIBIT 10.1

Execution Version

FIRST AMENDMENT TO
CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 1, 2020 (this “Amendment”), among Fox Corporation, a Delaware corporation (the “Borrower”), and the Lenders under the Credit Agreement (each as defined below) party hereto amends the Credit Agreement, dated as of March 15, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including all Schedules and Exhibits thereto, the “Credit Agreement”) by and among, inter alios, the Borrower, the lenders and issuing banks party thereto from time to time (hereinafter collectively referred to as the “Lenders”), and Citibank, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Lenders party hereto constituting the Required Lenders wish to amend the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders party hereto hereby agree as follows:

Section 1.Defined Terms. All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Credit Agreement.

Section 2.Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the following amendments shall be made to the Credit Agreement:

(a)Amended Definitions. The below definitions as set forth in Section 1.01 of the Credit Agreement are amended as follows:

(i)The definition of “Capitalized Lease Obligations” is deleted.

(ii)Clause (e) of the definition of “Debt” is amended and restated in its entirety as follows:

“(e) the principal component of the Obligations of such Person as lessee under finance leases in accordance with GAAP,”

(b)Amended Sections.

(i)Section 1.03 of the Credit Agreement is amended by deleting the final sentence thereof.

(ii)Clause (xiii) of Section 5.02(a) of the Credit Agreement is amended and restated in its entirety as follows:

“(xiii) any interest or title of a lessor or lessee under any lease (other than finance leases) entered in the ordinary course of business and covering only the asset so leased, to the extent that the same would constitute a Lien; and”

(iii)Section 5.03 of the Credit Agreement is amended and restated in its entirety as follows:

““SECTION 5.03. Financial Covenant. At any time following the consummation of the Separation, so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will maintain a ratio (the “Operating Income Leverage Ratio”) determined on the last day of each fiscal quarter of the Borrower for the Rolling Period then ended of (i) the aggregate principal amount, without duplication, of (A) Consolidated Debt of the Borrower described in clauses (a), (c) and (e) of the definition of Debt, plus (B) Excess Guaranty Debt, plus (C) preference shares that constitute debt under GAAP, minus (D) the aggregate amount of cash and cash equivalents on the Consolidated balance sheet of the Borrower on such date to the extent in excess of $500 million, excluding cash and cash equivalents which are or should be listed as “restricted” on the Consolidated balance sheet of the Borrower on such date to (ii) Adjusted Operating Income of the Borrower for such Rolling Period of not more than 4.5 to 1.0; provided, that, at the election of the Borrower (by providing written notice to the Administrative Agent making such an election), such maximum Operating Income Leverage Ratio shall be increased to 5.0 to 1.0 for any period during which any Material Acquisition is consummated and applying for the fiscal quarter during which such Material Acquisition is consummated as well as the immediately following three fiscal quarters thereafter; provided, further, that (x) there shall be not more than two such elections made during the term of this Agreement, and (y) there shall be at least one full fiscal quarter during which the Operating Income Leverage Ratio shall not be more than 4.5 to 1.0 between any such elections.

For purposes of calculating the aggregate principal amount of Consolidated Debt of the Borrower on any such date, (A) there shall be excluded from such calculation (i) any amount in respect of Permitted Content Financings and Negative Pickup Arrangements and finance lease obligations incurred in connection with the leasing of satellite transponders and (ii) any obligations under any undrawn letters of credit and any reimbursed letters of credit in each case in support of obligations of Disney and/or any of its Subsidiaries in connection with the Transactions, other than with respect to Debt for borrowed money and (B) the currency exchange rate used for such calculation shall be the rate used in the annual or quarterly statement of financial position for such date; provided, however, that, if the Borrower determines that an average exchange rate is a more accurate reflection of the value of such currency over such Rolling Period, the currency exchange rate used may be, at the option of the Borrower, the currency exchange rate used for the income statements of the Borrower for such fiscal quarter.”

Section 3.Conditions to Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent shall have received one or more counterparts of this Amendment duly executed by (i) the Borrower and (ii) the Lenders constituting Required Lenders (such date, the “First Amendment Effective Date”).

Section 4.Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and Lenders that, as of the First Amendment Effective Date:

(a)The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower’s Constitutive Documents, (ii) violate any material applicable law or contractual restriction binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.

(b)This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

(c)Immediately prior to and after giving effect to the terms, conditions, and provisions of this Amendment, no Default or Event of Default exists.

(d)The representations and warranties contained in Section 4.01 of the Credit Agreement are true and correct in all material respects (except for representations and warranties qualified as to materiality and Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to this Amendment, as though made on and as of the First Amendment Effective Date (except to the extent any such representation or warranty specifically relates to an earlier date in which case such representation and warranty shall be accurate in all material respects as of such earlier date).

Section 5.Miscellaneous.

(a)Confirmation of Loan Documents. The Borrower hereby covenants and agrees that, except as expressly amended and/or modified by this Amendment, all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed, and remain in full force and effect. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby. On and after the date hereof, this Amendment shall for all purposes constitute a “Loan Document”.

(b)Limitation of this Amendment. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as otherwise set forth herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Credit Agreement, or any waiver of the terms, conditions, or provisions of the Credit Agreement and/or any of the other Loan Documents and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lenders and/or the Administrative Agent under the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby.

(c)Captions. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d)Successors and Assigns. This Amendment shall be binding upon and shall inure to the sole benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns.

(e)References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(f)Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)Miscellaneous.  This Amendment shall be subject to the following Sections of the Credit Agreement, as if set forth herein in their entirety: Sections 9.04, 9.08, 9.09, 9.11, 9.17 and 9.18.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

FOX CORPORATION,
as Borrower

By:	/s/ Steven Tomsic
Name: Steven Tomsic
Title: Chief Financial Officer

[Signature Page to First Amendment]

CITIBANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

[Signature Page to First Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Yvonne Tilden
Name: Yvonne Tilden
Title: Managing Director

By:	/s/ Paul Hatton
Name: Paul Hatton
Title: Managing Director

[Signature Page to First Amendment]

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Vice President

[Signature Page to First Amendment]

Morgan Stanley Bank, N.A.,
as a Lender

By:	/s/ Jonathan Kerner
Name: Jonathan Kerner
Title: Authorized Signatory

[Signature Page to First Amendment]